NEWS RELEASE

For Immediate Release
October 22, 2019

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Third Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $5.0 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $22.4 million and diluted earnings of $1.36 per share for the quarter ended September 30, 2019. For the third quarter of 2019, the Company achieved a return on assets of 1.81% and a return on tangible equity of 17.0%.

Charles R. (“Skip”) Hageboeck, the President and Chief Executive Officer of City Holding Company, commented: “The third quarter of 2019 saw City once again deliver impressive earnings, along with strong loan growth. Loans grew over $63 million, or 7.2% annualized, from June 30, 2019 to September 30, 2019. Our commercial loan portfolio rebounded this quarter and grew $62 million with growth being generated throughout our footprint, including our core markets. Net income, diluted earnings per share and reported net interest income were all strong again in the third quarter of 2019 despite two 25 basis point interest rate decreases implemented by the Federal Open Market Committee in the third quarter of 2019. Excluding the impact of acquisitions, non-interest income during the third quarter remained strong with year over year upticks in bankcard revenues and service fees while expenses remained well managed. City’s tangible capital of 10.9% increased 23 basis points from the second quarter of 2019, even as we increased our dividend to shareholders 7.5% during the quarter to $2.28 annually and repurchased 99,000 shares of our common stock during the third quarter of 2019.”

Net Interest Income

The Company’s net interest income decreased modestly from $40.9 million during the second quarter of 2019 to $40.5 million during the third quarter of 2019, and the Company’s tax equivalent net interest income decreased $0.4 million, or 0.9%, from $41.1 million for the second quarter of 2019 to $40.7 million for the third quarter of 2019. Lower loan yields (13 basis points) decreased net interest income by $0.7 million but were partially offset by an increase in accretion from fair value adjustments ($0.3 million). As a result, the Company’s reported net interest margin declined to 3.59% for the third quarter of 2019 compared to 3.65% for the second quarter of 2019. Excluding the favorable impact of the accretion from fair value adjustments, the net interest margin would have been 3.48% for the quarter ended September 30, 2019 and 3.57% for the quarter ended June 30, 2019.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased from 0.41% at June 30, 2019 to 0.50% at September 30, 2019. Total nonperforming assets increased from $14.5 million at June 30, 2019 to $18.0 million at September 30, 2019 primarily as a result of a loan secured by a residence located at the Greenbrier Sporting Club being placed on nonaccrual status. Excluded from this ratio are purchased credit-impaired loans for which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the Company’s initial expectations. Total past due loans increased modestly from $9.5 million, or 0.27% of total loans outstanding, at June 30, 2019 to $10.2 million, or 0.28% of total loans outstanding, at September 30, 2019.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for loan losses (“ALLL”), the Company recorded a provision for loan losses of $0.3 million in the third quarter of 2019, compared to no provision for loan losses for the comparable period in 2018 and a recovery of loan loss provision of $0.6 million for the second quarter of 2019. The Company’s historical loss rate that is used to compute the allowance not specifically allocated to individual credits improved slightly during the quarter ended September 30, 2019, and reduced the Company’s ALLL, but was essentially offset by an increase in loan balances during the quarter. During the third quarter of 2019, the Company recorded a $0.3 million provision for loan loss expense related to a purchased credit impaired loan. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income was $16.7 million for the third quarter of 2019 as compared to $15.8 million for the third quarter of 2018. During the third quarter of 2019, the Company reported $0.2 million of unrealized fair value losses on the Company’s equity securities compared to $0.4 million of unrealized fair value gains on the Company’s equity securities in the third quarter of 2018. Exclusive of these unrealized fair value gains and losses, non-interest income increased from $15.4 million for the third quarter of 2018 to $17.0 million for the third quarter of 2019. This increase was largely attributable to an increase of $0.8 million, or 16.3%, in bankcard revenues and an increase of $0.6 million, or 7.7%, in service charges, with $0.4 million and $0.5 million, respectively, attributable to the late 2018 acquisitions of Poage Bankshares, Inc. (“Poage”) and Farmers Deposit Bancorp, Inc. (“Farmers Deposit”). In addition, trust and investment management fee income increased $0.2 million.

Non-interest Expenses

Non-interest expenses increased $3.4 million (13.4% increase), from $25.0 million in the third quarter of 2018 to $28.4 million in the third quarter of 2019. This increase was predominantly due to an increase in salaries and employee benefits of $1.6 million due to the acquisitions of Poage and Farmers Deposit ($1.2 million) and annual salary adjustments ($0.6 million), that were partially offset by lower health insurance expenses ($0.3 million). Primarily due to the acquisitions of Poage and Farmers Deposit, other expenses increased $1.0 million, bankcard expenses increased $0.4 million, occupancy related expenses increased

$0.4 million and equipment and software related expenses increased $0.3 million from the third quarter of 2018 to the third quarter of 2019. Partially offsetting these increases was a decrease of $0.3 million in FDIC insurance expense. As the Deposit Insurance Fund (“DIF”) reserve ratio exceeded 1.38% at June 30, 2019, the Company received a Small Bank Assessment Credit for the full amount of its Federal Deposit Insurance Corporation (“FDIC”) assessment.

Balance Sheet Trends

During the quarter ended September 30, 2019, loans increased $63.2 million (1.8%) from the quarter ended June 30, 2019. Commercial real estate loans increased $53.9 million (3.9%) and commercial and industrial loans increased $8.1 million (2.8%). Loan balances of $3.58 billion at September 30, 2019 are down $5.0 million (0.1%) from December 31, 2018. For the nine months ended September 30, 2019, commercial real estate loans have declined $23.0 million (1.6%) and home equity loans have decreased $2.7 million (1.7%). These decreases have been partially offset by increases in commercial and industrial loans of $10.6 million (3.7%) and residential real estate loans of $8.1 million (0.5%).

Primarily due to the sale of the Company’s Virginia Beach branch on June 28, 2019, total average depository balances decreased $13.7 million, or 0.3%, from the quarter ended June 30, 2019 to the quarter ended September 30, 2019. This branch had total deposits of $25.7 million at the date of the sale, with approximately $15.0 million held in time deposits. During the third quarter of 2019, average time deposit balances decreased $23.6 million and average savings deposit balances decreased $1.9 million. These decreases were partially offset by increases in average interest-bearing demand deposit balances of $7.4 million and in average noninterest-bearing deposit balances of $4.3 million.

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2019 was 21.7% compared to 20.5% for the year ended December 31, 2018, and 21.3% for the quarter ended September 30, 2018.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 88.9% and the loan to asset ratio was 72.3% at September 30, 2019. The Company maintained investment securities totaling 17.7% of assets as of the same date. Checking and saving accounts fund 54.0% of assets while time deposits fund 27.3% of assets at September 30, 2019. Time deposits are comprised mostly of accounts that have balances under $250,000, reflecting the core retail orientation of the Company.

The Company is strongly capitalized. The Company’s tangible equity ratio increased from 10.0% at December 31, 2018 to 10.9% at September 30, 2019. At September 30, 2019, City National Bank’s Leverage Ratio was 9.7%, its Common Equity Tier I ratio was 14.0%, its Tier I Capital ratio was 14.0%, and its Total Risk-Based Capital ratio was 14.4%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 25, 2019, the Board of Directors of the Company approved a quarterly cash dividend of $0.57 per share payable October 31, 2019, to shareholders of record as of October 15, 2019. This dividend increase represents a 7.5% increase from the $0.53 per share paid on July 31, 2019. During the quarter ended September 30, 2019, the Company repurchased 99,000 common shares at a weighted average price of $74.17 as part of a one million share repurchase plan authorized by the Board of Directors in February 2019. As of September 30, 2019, the Company could repurchase approximately 739,000 additional shares under the plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 95 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2019 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2019 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2019	2019	2019	2018	2018	2019	2018

Earnings
Net Interest Income (FTE)	$40,729	$41,113	$40,274	$36,625	$35,745	$122,118	$102,339
Net Income available to common shareholders	22,371	22,751	21,619	10,713	20,692	66,741	59,283

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.36	$1.38	$1.31	$0.68	$1.34	$4.05	$3.82
Diluted	1.36	1.38	1.30	0.68	1.33	4.04	3.82
Weighted average number of shares:
Basic	16,271	16,368	16,411	15,603	15,340	16,350	15,360
Diluted	16,289	16,386	16,429	15,618	15,358	16,368	15,380
Period-end number of shares	16,302	16,397	16,484	16,555	15,449	16,302	15,449
Cash dividends declared	$0.57	$0.53	$0.53	$0.53	$0.53	$1.63	$1.45
Book value per share (period-end)	39.85	38.84	37.57	36.29	33.14	39.85	33.14
Tangible book value per share (period-end)	32.44	31.44	30.18	28.87	28.08	32.44	28.08
Market data:
High closing price	$78.30	$82.56	$80.21	$77.94	$82.79	$82.56	$82.79
Low closing price	72.35	73.05	67.58	66.36	75.54	67.58	65.03
Period-end closing price	76.25	76.26	76.19	67.59	76.80	76.25	76.80
Average daily volume	62	53	54	66	54	56	57
Treasury share activity:
Treasury shares repurchased	99	107	55	69	7	261	221
Average treasury share repurchase price	$74.17	$74.81	$74.69	$72.89	$77.18	$74.54	$68.81

Key Ratios (percent)
Return on average assets	1.81%	1.84%	1.76%	0.96%	1.90%	1.81%	1.86%
Return on average tangible equity	17.0%	17.9%	17.7%	9.6%	18.9%	17.50%	18.50%
Yield on interest earning assets	4.42%	4.48%	4.46%	4.32%	4.25%	4.46%	4.13%
Cost of interest bearing liabilities	1.10%	1.09%	1.04%	1.00%	0.92%	1.08%	0.79%
Net Interest Margin	3.59%	3.65%	3.66%	3.55%	3.54%	3.64%	3.52%
Non-interest income as a percent of total revenue	29.2%	30.3%	28.3%	28.8%	30.7%	29.3%	31.1%
Efficiency Ratio	48.2%	50.5%	51.2%	47.6%	48.3%	50.2%	50.5%
Price/Earnings Ratio (a)	13.98	13.84	14.58	24.82	14.37	14.13	15.07

Capital (period-end)
Average Shareholders' Equity to Average Assets	13.12%	12.76%	12.49%	12.05%	11.81%
Tangible equity to tangible assets	10.93%	10.70%	10.37%	10.01%	9.99%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.62%	15.91%	15.55%	15.07%	15.94%
Tier I	15.74%	16.03%	15.67%	15.20%	16.49%
Total	16.14%	16.47%	16.13%	15.69%	17.08%
Leverage	10.87%	10.70%	10.62%	11.36%	11.01%
City National Bank risk based capital ratios (b):
CET I	14.00%	14.19%	13.89%	13.05%	14.00%
Tier I	14.00%	14.19%	13.89%	13.05%	14.00%
Total	14.40%	14.63%	14.36%	13.55%	14.59%
Leverage	9.72%	9.51%	9.45%	9.81%	9.39%

Other
Branches	95	95	97	100	87
FTE	916	935	927	939	846

Assets per FTE	$5,412	$5,284	$5,305	$5,498	$5,226
Deposits per FTE	4,399	4,312	4,361	4,462	4,070

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) September 30, 2019 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2019	2019	2019	2018	2018	2019	2018
Interest Income
Interest and fees on loans	$42,944	$43,174	$42,279	$37,973	$36,872	$128,397	$104,082
Interest on investment securities:
Taxable	6,044	5,732	5,689	5,023	4,216	17,465	12,314
Tax-exempt	722	755	779	729	701	2,257	2,114
Interest on deposits in depository institutions	271	577	186	623	940	1,034	1,043
Total Interest Income	49,981	50,238	48,933	44,348	42,729	149,153	119,553

Interest Expense
Interest on deposits	8,585	8,417	7,767	6,656	5,497	24,768	14,741
Interest on short-term borrowings	814	863	1,052	1,061	1,435	2,729	2,354
Interest on long-term debt	45	47	48	200	239	140	680
Total Interest Expense	9,444	9,327	8,867	7,917	7,171	27,637	17,775
Net Interest Income	40,537	40,911	40,066	36,431	35,558	121,516	101,778
Provision for (recovery of) loan losses	274	(600)	(849)	(400)	(27)	(1,175)	(1,910)
Net Interest Income After Provision for (Recovery of) Loan Losses	40,263	41,511	40,915	36,831	35,585	122,691	103,688

Non-Interest Income
Net (losses) gains on sale of investment securities	(40)	21	88	—	—	69	—
Unrealized (losses) gains recognized on securities still held	(214)	113	75	(1,246)	384	(27)	1,155
Service charges	8,183	7,778	7,321	7,921	7,598	23,281	21,783
Bankcard revenue	5,440	5,522	4,969	4,826	4,677	15,931	13,543
Trust and investment management fee income	1,802	1,699	1,642	1,737	1,579	5,144	4,792
Bank owned life insurance	762	1,132	1,016	734	813	2,910	2,356
Other income	765	1,560	814	734	702	3,139	2,227
Total Non-Interest Income	16,698	17,825	15,925	14,706	15,753	50,447	45,856

Non-Interest Expense
Salaries and employee benefits	15,210	15,767	15,243	14,017	13,576	46,220	40,459
Occupancy related expense	2,725	2,598	2,732	2,250	2,323	8,055	7,073
Equipment and software related expense	2,248	2,223	2,191	2,038	1,965	6,662	5,691
FDIC insurance expense	—	347	291	308	315	639	943
Advertising	861	920	869	530	808	2,650	2,444
Bankcard expenses	1,554	1,534	1,182	1,229	1,134	4,270	3,274

Postage, delivery, and statement mailings	659	545	624	527	537	1,828	1,630
Office supplies	382	399	386	313	364	1,167	1,006
Legal and professional fees	539	605	521	469	453	1,665	1,378
Telecommunications	569	597	726	401	408	1,892	1,349
Repossessed asset (gains) losses, net of expenses	(59)	253	216	207	156	410	638
Merger related expenses	—	547	250	13,015	242	797	242
Other expenses	3,709	4,437	4,180	2,874	2,759	12,326	8,765
Total Non-Interest Expense	28,397	30,772	29,411	38,178	25,040	88,581	74,892
Income Before Income Taxes	28,564	28,564	27,429	13,359	26,298	84,557	74,652
Income tax expense	6,193	5,813	5,810	2,646	5,606	17,816	15,369
Net Income Available to Common Shareholders	$22,371	$22,751	$21,619	$10,713	$20,692	$66,741	$59,283

Distributed earnings allocated to common shareholders	$9,213	$8,615	$8,661	$8,695	$8,109	$26,346	$22,184
Undistributed earnings allocated to common shareholders	12,966	13,939	12,772	1,928	12,382	39,828	36,522
Net earnings allocated to common shareholders	$22,179	$22,554	$21,433	$10,623	$20,491	$66,174	$58,706

Average common shares outstanding	16,271	16,368	16,411	15,603	15,340	16,350	15,360
Shares for diluted earnings per share	16,289	16,386	16,429	15,618	15,358	16,368	15,380

Basic earnings per common share	$1.36	$1.38	$1.31	$0.68	$1.34	$4.05	$3.82
Diluted earnings per common share	$1.36	$1.38	$1.30	$0.68	$1.33	$4.04	$3.82

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Assets
Cash and due from banks	$71,332	$53,373	$50,522	$55,016	$49,806
Interest-bearing deposits in depository institutions	44,862	115,346	93,328	67,975	256,104
Cash and cash equivalents	116,194	168,719	143,850	122,991	305,910

Investment securities available-for-sale, at fair value	798,930	796,237	755,081	723,254	563,003
Investment securities held-to-maturity, at amortized cost	51,211	53,362	55,326	60,827	57,812
Other securities	28,070	28,014	26,182	28,810	28,875
Total investment securities	878,211	877,613	836,589	812,891	649,690

Gross loans	3,582,571	3,519,367	3,559,322	3,587,608	3,146,697
Allowance for loan losses	(13,186)	(13,795)	(14,646)	(15,966)	(16,311)
Net loans	3,569,385	3,505,572	3,544,676	3,571,642	3,130,386

Bank owned life insurance	114,616	113,855	114,256	113,544	105,372
Premises and equipment, net	76,929	78,263	78,747	78,383	72,484
Accrued interest receivable	12,929	12,719	13,657	12,424	11,449
Net deferred tax assets	6,432	8,835	12,734	17,338	15,653
Intangible assets	120,773	121,322	121,790	122,848	78,215
Other assets	62,248	53,569	51,309	46,951	51,643
Total Assets	$4,957,717	$4,940,467	$4,917,608	$4,899,012	$4,420,802

Liabilities
Deposits:
Noninterest-bearing	$795,548	$798,056	$793,633	$789,119	$672,042
Interest-bearing:
Demand deposits	898,704	891,742	879,279	899,568	802,490
Savings deposits	980,539	974,847	988,182	934,218	821,390
Time deposits	1,354,787	1,366,991	1,381,913	1,352,654	1,147,709
Total deposits	4,029,578	4,031,636	4,043,007	3,975,559	3,443,631
Short-term borrowings
Federal Funds purchased	—	—	—	40,000	170,000
Customer repurchase agreements	202,622	207,033	194,683	221,911	220,124
Long-term debt	4,055	4,054	4,053	4,053	16,495
Other liabilities	71,859	60,836	56,624	56,725	58,526
Total Liabilities	4,308,114	4,303,559	4,298,367	4,298,248	3,908,776

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	169,794	169,374	170,215	169,555	140,450
Retained earnings	525,933	512,911	498,847	485,967	484,017
Cost of common stock in treasury	(105,138)	(98,084)	(91,589)	(87,895)	(136,783)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on securities available-for-sale	17,266	10,959	20	(8,611)	(18,244)
Underfunded pension liability	(5,871)	(5,871)	(5,871)	(5,871)	(5,033)
Total Accumulated Other Comprehensive Income (Loss)	11,395	5,088	(5,851)	(14,482)	(23,277)
Total Stockholders' Equity	649,603	636,908	619,241	600,764	512,026
Total Liabilities and Stockholders' Equity	$4,957,717	$4,940,467	$4,917,608	$4,899,012	$4,420,802

Regulatory Capital
Total CET 1 capital	$518,175	$511,344	$504,148	$492,526	$457,580
Total tier 1 capital	522,175	515,344	508,148	496,526	473,580
Total risk-based capital	535,441	529,230	523,053	512,801	490,307
Total risk-weighted assets	3,318,386	3,214,153	3,241,989	3,267,357	2,871,241

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018

Residential real estate (1)	$1,643,416	$1,644,494	$1,625,647	$1,635,338	$1,485,823
Home equity - junior liens	150,808	150,676	152,251	153,496	143,540
Commercial and industrial	296,927	288,803	289,327	286,314	213,815
Commercial real estate (2)	1,431,983	1,378,116	1,436,190	1,454,942	1,268,052
Consumer	54,799	53,356	52,483	51,190	31,869
DDA overdrafts	4,638	3,922	3,424	6,328	3,598
Gross Loans	$3,582,571	$3,519,367	$3,559,322	$3,587,608	$3,146,697

Construction loans included in:
(1) - Residential real estate loans	$24,955	$23,673	$22,635	$21,834	$17,628
(2) - Commercial real estate loans	55,267	43,432	56,282	37,869	24,110

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2019	2019	2019	2018	2018	2019	2018
Allowance for Loan Losses
Balance at beginning of period	$13,795	$14,646	$15,966	$16,311	$16,876	$15,966	$18,836

Charge-offs:
Commercial and industrial	(17)	(51)	—	(9)	—	(68)	(724)
Commercial real estate	(216)	(133)	(45)	(20)	(74)	(394)	(349)
Residential real estate	(291)	(303)	(328)	(218)	(244)	(922)	(464)
Home equity	(43)	(71)	(46)	—	(108)	(160)	(219)
Consumer	(182)	(111)	(185)	(209)	(206)	(478)	(560)
DDA overdrafts	(772)	(588)	(625)	(725)	(704)	(1,985)	(1,976)
Total charge-offs	(1,521)	(1,257)	(1,229)	(1,181)	(1,336)	(4,007)	(4,292)

Recoveries:
Commercial and industrial	43	5	135	528	147	183	1,625
Commercial real estate	7	575	32	194	166	614	538
Residential real estate	157	50	75	92	116	282	275
Home equity	—	—	—	—	—	—	—
Consumer	68	46	97	36	25	211	130
DDA overdrafts	363	330	419	386	344	1,112	1,109
Total recoveries	638	1,006	758	1,236	798	2,402	3,677

Net (charge-offs)/recoveries	(883)	(251)	(471)	55	(538)	(1,605)	(615)
Provision for (recovery of) loan losses	274	(600)	(849)	(400)	(27)	(1,175)	(1,910)
Balance at end of period	$13,186	$13,795	$14,646	$15,966	$16,311	$13,186	$16,311

Loans outstanding	$3,582,571	$3,519,367	$3,559,322	$3,587,608	$3,146,697
Allowance as a percent of loans outstanding	0.37%	0.39%	0.41%	0.45%	0.52%
Allowance as a percent of non-performing loans	84.3%	115.3%	119.9%	107.8%	142.1%

Average loans outstanding	$3,544,548	$3,539,077	$3,576,984	$3,252,939	$3,149,320	$3,553,417	$3,140,480
Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.10%	0.03%	0.05%	(0.01)%	0.07%	0.06%	0.03%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Nonaccrual Loans
Residential real estate	$2,570	$2,354	$3,263	$4,275	$3,029
Home equity	469	161	41	138	—
Commercial and industrial	2,059	2,149	1,526	1,676	818
Commercial real estate	10,099	7,204	7,282	8,461	7,599
Consumer	—	—	1	1	1
Total nonaccrual loans	15,197	11,868	12,113	14,551	11,447
Accruing loans past due 90 days or more	452	94	106	257	35
Total non-performing loans	15,649	11,962	12,219	14,808	11,482
Other real estate owned	2,326	2,581	3,186	4,608	4,259
Total non-performing assets	$17,975	$14,543	$15,405	$19,416	$15,741

Non-performing assets as a percent of loans and other real estate owned	0.50%	0.41%	0.43%	0.54%	0.50%

Past Due Loans
Residential real estate	$6,859	$7,302	$7,972	$9,991	$4,657
Home equity	796	322	720	1,275	468
Commercial and industrial	526	166	101	497	187
Commercial real estate	1,276	1,026	1,414	585	934
Consumer	124	172	264	295	39
DDA overdrafts	626	487	535	488	582
Total past due loans	$10,207	$9,475	$11,006	$13,131	$6,867

Total past due loans as a percent of loans outstanding	0.28%	0.27%	0.31%	0.37%	0.22%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$21,320	$22,373	$23,481	$23,521	$20,589
Home equity	3,034	3,062	3,018	3,030	2,941
Commercial and industrial	83	83	89	98	108
Commercial real estate	8,100	8,044	8,164	8,205	8,231
Consumer	—	—	—	—	—
Total TDRs	$32,537	$33,562	$34,752	$34,854	$31,869

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,794,068	$20,564	4.55%	$1,783,718	$20,454	4.60%	$1,618,829	$17,653	4.33%
Commercial, financial, and agriculture (2)	1,692,000	21,293	4.99%	1,698,186	21,658	5.12%	1,494,666	18,460	4.90%
Installment loans to individuals (2), (3)	58,480	928	6.30%	57,173	889	6.24%	35,825	584	6.47%
Previously securitized loans (4)	***	159	***	***	174	***	***	175	***
Total loans	3,544,548	42,944	4.81%	3,539,077	43,175	4.89%	3,149,320	36,872	4.64%
Securities:
Taxable	790,207	6,044	3.03%	749,346	5,732	3.07%	554,157	4,216	3.02%
Tax-exempt (5)	96,011	914	3.78%	100,348	956	3.82%	90,596	888	3.89%
Total securities	886,218	6,958	3.11%	849,694	6,688	3.16%	644,753	5,104	3.14%
Deposits in depository institutions	72,736	271	1.48%	124,732	577	1.86%	210,994	940	1.77%
Total interest-earning assets	4,503,502	50,173	4.42%	4,513,503	50,440	4.48%	4,005,067	42,916	4.25%
Cash and due from banks	67,106			52,922			49,933
Premises and equipment, net	78,091			79,116			72,733
Goodwill and intangible assets	121,124			121,628			78,294
Other assets	188,206			189,618			178,540
Less: Allowance for loan losses	(13,786)			(15,057)			(17,247)
Total assets	$4,944,243			$4,941,730			$4,367,320

Liabilities:
Interest-bearing demand deposits	$881,476	$954	0.43%	$874,039	$909	0.42%	$778,639	$526	0.27%
Savings deposits	978,198	1,159	0.47%	980,089	1,236	0.51%	816,597	537	0.26%
Time deposits (2)	1,360,409	6,472	1.89%	1,384,017	6,272	1.82%	1,141,461	4,434	1.54%
Short-term borrowings	187,301	814	1.72%	199,648	863	1.73%	350,832	1,435	1.62%
Long-term debt	4,054	45	4.40%	4,053	47	4.65%	16,495	239	5.75%
Total interest-bearing liabilities	3,411,438	9,444	1.10%	3,441,846	9,327	1.09%	3,104,024	7,171	0.92%
Noninterest-bearing demand deposits	825,029			820,689			697,485
Other liabilities	58,857			48,803			50,093
Stockholders' equity	648,919			630,392			515,718
Total liabilities and
stockholders' equity	$4,944,243			$4,941,730			$4,367,320
Net interest income		$40,729			$41,113			$35,745
Net yield on earning assets			3.59%			3.65%			3.54%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$96			$481			$1,325

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$50	$83	$110
Commercial, financial, and agriculture	1,110	668	157
Installment loans to individuals	13	(6)	3
Time deposits	75	196	—
	$1,248	$941	$270

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2019			September 30, 2018
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,792,013	$61,468	4.59%	$1,607,396	$51,083	4.25%
Commercial, financial, and agriculture (2)	1,704,141	63,796	5.01%	1,498,612	50,646	4.52%
Installment loans to individuals (2), (3)	57,263	2,656	6.20%	34,472	1,604	6.22%
Previously securitized loans (4)	***	477	***	***	748	***
Total loans	3,553,417	128,397	4.83%	3,140,480	104,081	4.43%
Securities:
Taxable	751,600	17,464	3.11%	544,351	12,314	3.02%
Tax-exempt (5)	99,555	2,856	3.84%	91,147	2,677	3.93%
Total securities	851,155	20,320	3.19%	635,498	14,991	3.15%
Deposits in depository institutions	82,214	1,038	1.69%	116,532	1,043	1.20%
Total interest-earning assets	4,486,786	149,755	4.46%	3,892,510	120,115	4.13%
Cash and due from banks	65,433			45,268
Premises and equipment, net	78,475			72,780
Goodwill and intangible assets	121,780			78,420
Other assets	191,231			174,378
Less: Allowance for loan losses	(15,000)			(18,286)
Total assets	$4,928,705			$4,245,070

Liabilities:
Interest-bearing demand deposits	$880,763	$2,796	0.42%	$782,883	$1,327	0.23%
Savings deposits	968,655	3,461	0.48%	811,818	1,331	0.22%
Time deposits (2)	1,370,934	18,511	1.81%	1,120,459	12,083	1.44%
Short-term borrowings	208,004	2,729	1.75%	265,877	2,355	1.18%
Long-term debt	4,053	140	4.62%	16,495	680	5.51%
Total interest-bearing liabilities	3,432,409	27,637	1.08%	2,997,532	17,776	0.79%
Noninterest-bearing demand deposits	811,411			694,453
Other liabilities	54,356			47,498
Stockholders' equity	630,529			505,587
Total liabilities and
Stockholders' equity	$4,928,705			$4,245,070
Net interest income		$122,118			$102,339
Net yield on earning assets			3.64%			3.52%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$711			$1,549

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$165	$350
Commercial, financial, and agriculture	1,968	545
Installment loans to individuals	1	17
Time deposits	527	—
	$2,661	$912

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2019	2019	2019	2018	2018	2019	2018
Net Interest Income/Margin
Net interest income ("GAAP")	$40,537	$40,911	$40,066	$36,431	$35,558	$121,516	$101,778
Taxable equivalent adjustment	192	202	208	194	187	602	561
Net interest income, fully taxable equivalent	$40,729	$41,113	$40,274	$36,625	$35,745	$122,118	$102,339

Average interest earning assets	$4,503,502	$4,513,503	$4,466,495	$4,089,984	$4,005,067	$4,486,786	$3,892,510

Net Interest Margin	3.59%	3.65%	3.66%	3.55%	3.54%	3.64%	3.52%
Accretion related to fair value adjustments	(0.11)%	(0.08)%	(0.05)%	(0.05)%	(0.03)%	(0.08)%	(0.03)%
Net Interest Margin (excluding accretion)	3.48%	3.57%	3.61%	3.50%	3.51%	3.56%	3.48%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	13.10%	12.89%	12.59%	12.26%	11.58%
Effect of goodwill and other intangibles, net	(2.17)%	(2.19)%	(2.22)%	(2.26)%	(1.59)%
Tangible common equity to tangible assets	10.93%	10.70%	10.37%	10.00%	9.99%

Return on tangible equity ("GAAP")	17.0%	17.9%	17.7%	9.6%	18.9%	17.5%	18.5%
Impact of merger related expenses	—%	0.3%	0.1%	9.2%	0.3%	0.2%	—%
Return on tangible equity, excluding merger related expenses	17.0%	18.2%	17.8%	18.8%	19.2%	17.7%	18.5%

Return on assets ("GAAP")	1.81%	1.84%	1.76%	0.96%	1.90%	1.81%	1.86%
Impact of merger related expenses	—%	0.04%	0.02%	0.92%	0.02%	0.02%	—%
Return on assets, excluding merger related expenses	1.81%	1.88%	1.78%	1.88%	1.92%	1.82%	1.86%

Effective Income Tax Rate
Effective tax rate ("GAAP")	21.70%	20.40%	21.20%	19.80%	21.30%	21.10%	20.60%
Impact of FIN 48 adjustments	—%	—%	—%	2.97%	—%	—%	—%
Effective tax rate, excluding FIN 48 adjustments	21.70%	20.40%	21.20%	22.80%	21.30%	21.10%	20.60%